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                                                                    EXHIBIT 10.2
                                FIRST AMENDMENT
                                      to
                             EMPLOYMENT AGREEMENT
                                by and between
                           ERGO SCIENCE CORPORATION
                                      and
                           Ronald H. Abrahams, Ph.D.



     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment"), amending that certain Employment Agreement (the "Agreement") dated October 6, 1995, by and between Ergo Science Corporation, a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and Ronald
H. Abrahams, Ph.D. (the "Executive"), is made and entered into as of the 12th day of September, 1996 by and between the Company and the Executive. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     1. Section 2(a)(i) of the Agreement is amended to read, in its entirety, as follows:

          "2.  Terms of Employment.
               -------------------

               (a)  Position and Duties.
                    -------------------

                    (i) During the term of the Executive's employment, the Executive shall serve as President and, until the Board appoints a Chief Executive Officer, shall act as Chief Executive Officer.

     In acting as Chief Executive Officer, the Executive shall (x) be responsible for preparing all Board agendas and, in consultation with the Board, scheduling meetings of the Board, (y) have all executive authority and responsibility associated with the activities of the Board other than presiding at Board meetings, and (z) determine, in consultation with the Board, which projects will be undertaken by Manuel Cincotta, Jr., as consultant to the Company.

     In serving as President, the Executive shall report to the Board, the Company's Chief Executive Officer or such officers of the Company as is prescribed in the Company's by-laws, by resolutions of the Board or by direction of the Chief Executive Officer. The Executive shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such position, and shall have such other powers and duties (including holding officer positions with one or more subsidiaries of the Company) as may from time to time be prescribed by the Board or the Chief Executive Officer, so long as such powers and duties are reasonable and customary for the President of an enterprise comparable to the Company."
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     2.   Section 2(b)(i) of the Agreement is amended to read, in its entirety, as follows:

               "(b) Compensation.
                    ------------


                (i) Base Salary. During the term of the Executive's employment,
                    -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, at least equal to $250,000. During the term of the Executive's employment, the Annual Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") and shall be increased at any time and from time to time as the Compensation Committee shall consider appropriate in accordance with the compensation practices and guidelines of the Company for its executive officers. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased."

     3.   A new Section 2(b)(vii) is added to read, in its entirety, as follows:

               "(vii) Temporary Living Expenses.  During the term of the
                      -------------------------
Executive's employment and until the earlier of (A) April 30, 1997 and (B) the Executive's purchase of a residence in the Boston, Massachusetts area, the Executive shall be entitled to receive prompt reimbursement for reasonable temporary living expenses (including apartment rent, utilities and furniture rental) incurred by the Executive to maintain a temporary residence in the Boston, Massachusetts area. It is understood that such living expenses will approximate $2,300 per month."

     4. Section 4(c)(i) of the Agreement is amended to read, in its entirety, as follows:

               "(c) Good Reason.  The Executive's employment may be terminated
                    -----------
during the Employment Period by the Executive for Good Reason or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                    (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status and reporting requirements), authority, duties or responsibilities as President or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive (the assignment to the Executive of any duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities as acting Chief Executive Officer shall not constitute "Good Reason");"

     5. A new paragraph, to be the last paragraph of Section 4(c) of the Agreement, is
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added to read, in its entirety, as follows:

          "In addition to the foregoing, if after three months following the retention by the Company of a permanent Chief Executive Officer other than the Executive, the Executive in good faith believes that he and the new Chief Executive Officer cannot productively work together, the Executive may provide notice thereof to the Board of Directors along with a detailed written explanation of the nature of the unworkable relationship. If within 30 days following receipt by the Board of Directors of such notice and written explanation of the nature of the unworkable relationship has not been resolved to the satisfaction of the Executive, the Executive may terminate his employment with the Company and such termination shall be considered to be termination for Good Reason."

     6. Except as expressly set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

     7.   This First Amendment may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board, the Company has caused this First Amendment to be executed in its name on its behalf, all as of the day and year first above written.

                                    EXECUTIVE



                                     /s/ Ronald H. Abrahams
                                    -----------------------------
                                         Ronald H. Abrahams, Ph.D.


                                    ERGO SCIENCE CORPORATION



                                     /s/ Alan T. Barber
                                    ----------------------------
                                    By:  Alan T. Barber
                                         Chief Financial Officer